[LOGO]
BROWN
BROTHERS
HARRIMAN



                        ADMINISTRATIVE AGENCY AGREEMENT

                           DATED as of March 5, 2012

                         BROWN BROTHERS HARRIMAN & CO.

                                      and

                      PIONEER INVESTMENT MANAGEMENT, INC.

                              With respect to the

                                 PIONEER FUNDS

                          listed on Appendix A hereto

   THIS ADMINISTRATIVE AGENCY AGREEMENT is made as of March 5, 2012 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the "Administrator"), and Pioneer Investment Management, Inc., a Delaware corporation and member of the UniCredit banking group (the "Adviser").

                                  WITNESSETH:

   WHEREAS, each of the investment companies listed on Appendix A hereto (each a "Trust" and collectively the "Trusts," on behalf of its respective series listed on Appendix A to this Agreement, each a "Fund" and collectively the "Fund") is a Delaware statutory trust and is registered with the U.S. Securities and Exchange Commission as a management investment company under the Investment Company Act of 1940 (the "1940 Act");

   WHEREAS, each Trust, on behalf of itself or its respective series as listed on Appendix A to this Agreement (each Trust, on behalf of itself or each such respective series shall be referred to herein as a "Fund") has retained the Adviser to furnish certain advisory and administrative services to the Funds; and

   WHEREAS, the Adviser desires to retain the Administrator to render certain services to the Funds, and the Administrator is willing to render such services.

   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator. The Adviser hereby appoints the Administrator to act as sub-administrator on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2. Delivery of Documents. The Adviser will on a continuing basis provide the Administrator with:

   2.1 properly certified or authenticated copies of any resolutions of each Fund's Board of Trustees (each a "Board") approving this Agreement;

   2.2 a copy of each Fund's most recent registration statement, upon the Administrator's request;

   2.3 copies of all agreements between each Fund and its service providers, including without limitation, advisory, distribution and administration agreements and distribution and/or shareholder servicing plans, upon the Administrator's request;

   2.4 a copy of each Fund's valuation procedures (as may be revised or amended);

                                      2

   2.5 a copy of each Fund's Articles of Incorporation/Declaration of Trust and By-laws, upon the Administrator's request;

   2.6 any other documents or resolutions (including but not limited to directions or resolutions of each Fund's Board) which relate to or affect the Administrator's performance of its duties hereunder and which the Administrator may at any time reasonably request; and

   2.7 upon the Administrator's request, copies of any and all amendments or supplements to the foregoing (except for each Fund's valuation procedures, which shall be provided promptly after amendments thereto).

3. Duties as Administrator. Subject to the supervision and direction of the Adviser, the Administrator will perform for each Fund the administrative services described in Appendix B hereto. Additional services may be provided by the Administrator upon the Adviser's request as mutually agreed from time to time. In performing its duties and obligations hereunder, the Administrator will act in accordance with proper instructions as defined in Section 5 ("Instructions"). It is agreed and understood that the Administrator shall not be responsible for a Fund's compliance with any applicable documents, laws or regulations, or, except as otherwise provided herein, for losses, costs or expenses arising out of each Fund's failure to comply with said documents, laws or regulations or the Fund's failure or inability to correct any non-compliance therewith, provided that the Administrator will comply with such laws and regulations applicable to its administrative services business and the performance of its duties, obligations and services under this Agreement. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

   3.1 Records. The Administrator will create, maintain and retain for each Fund such records as required by the 1940 Act and other applicable federal securities laws relating to the Administrator's obligations and activities under this Agreement, including Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 thereunder. The Administrator will maintain such other records on behalf of a Fund as requested by the Adviser and received by the Administrator. The Administrator shall preserve such records for the period required by law. The Administrator shall not be responsible for the accuracy and completeness of any records not created by the Administrator. The Administrator acknowledges that the records maintained and preserved by the Administrator pursuant to this Agreement on behalf of a Fund are the property of the Fund and will be, at the Fund's expense, surrendered promptly upon reasonable request. In performing its

                                      3

   obligations under this Section, the Administrator may utilize micrographic and electronic storage media meeting applicable legal requirements as well as independent third party storage facilities.

   3.2 Procedures. The Administrator represents and warrants that it has compliance policies and procedures relating to its administrative business as a service provider to mutual funds contemplated by Rule 38a-l under the 1940 Act ("Compliance Program"). The Administrator will promptly furnish the Funds' Chief Compliance Officer with a written summary of its Compliance Program at least annually, including summaries of any material changes to the Compliance Program, and will furnish such policies and procedures upon request.

   3.3 CCO Report Materials. The Administrator will cooperate with the Fund in connection with the annual review by the Fund's Chief Compliance Officer of the Compliance Program. As requested by the Chief Compliance Officer, the Administrator will furnish quarterly and annual reports relating to the Compliance Program and the services hereunder, and such other information as the Chief Compliance Officer may reasonably request from time to time.

   3.4 Use of Agents. The Administrator may at any time or times in its discretion appoint (and may at any time remove) any affiliate or subcontractor as its agent (each an "Agent" and collectively, the "Agents") to carry out such provisions of this Agreement as it may from time to time direct. The Administrator shall exercise reasonable care in the selection and monitoring of such Agents. The appointment of an Agent shall not relieve the Administrator of its obligations and liabilities under this Agreement, and, in the case of the Administrator appointing a non-affiliate as an Agent to perform a material portion of the administrative services described in Appendix B hereto, shall be subject to the Adviser's prior written consent (such consent not to be unreasonably withheld). For the avoidance of doubt, the Adviser acknowledges that, as of the date of this Agreement, the Administrator has retained a non-affiliate, business process outsource service provider in India, Infosys BPO Limited and its affiliates ("BPO"), to provide certain services to the Administrator, and further consents to the use of BPO for such services.

4. Duties of the Adviser. The Adviser shall notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement, and, where the Administrator is providing fund accounting services pursuant to this Agreement, shall promptly notify the Administrator as to (a) the accrual of liabilities of a Fund, (b) liabilities of a Fund not appearing on the books of account kept by the Administrator, and (c) the existence, status and proper treatment of reserves, if any, authorized by a Fund. Where the Administrator is providing portfolio compliance monitoring services pursuant to this Agreement, the Adviser agrees to notify the Administrator in the event a Fund or

                                      4

any officer, employee or agent of the Adviser or Fund detects a possible non-compliance of the Fund with its investment restrictions, policies and limitations. The Adviser agrees to provide such information relating to a Fund to the Administrator as may be requested under the banking and securities laws of the United States or other jurisdictions relating to "Know Your Customer" and money laundering prevention rules and regulations (collectively, the "KYC Requirements"). For purposes of this subsection, and in connection with all applicable KYC Requirements, each Fund is the "client" or "customer" of the Administrator. The Adviser further represents that it or the Funds will perform all obligations required under applicable KYC Requirements with respect to the Funds' "customers" (as defined in the KYC Requirements) and that, because these customers do not constitute "customers" or "clients" of the Administrator under such applicable rules and regulations, the Administrator is under no such similar obligations.

5. Instructions.

   5.1 The Administrator shall not be liable for any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions reasonably believed by it to be genuine and signed or authorized by the proper party or parties. A list of persons authorized by the Funds to provide Instructions hereunder ("Authorized Persons") is attached hereto as Appendix C and upon which the Administrator may rely until its receipt of notification to the contrary by the Fund.

   5.2 "Instructions" shall mean a written notice, request, direction, instruction, electronic mail (subject to agreement between the Adviser and the Administrator as to the specific types of Instructions for which electronic mail will be used), or certification signed or initialed on behalf of the Fund by one or more Authorized Persons. Those Authorized Persons authorized to give Instructions may be identified by the Adviser or the Board by name, title or position and will include at least one officer empowered by the Board or the Adviser to name other individuals who are authorized to give Instructions on behalf of the Fund.

   5.3 Telephonic or other oral instructions or instructions given by telefax transmission may be given by any Authorized Person and will also be considered Instructions if the Administrator believes them to have been given by an Authorized Person authorized to give such Instructions with respect to the transaction involved.

   5.4 With respect to telefax transmissions, the Adviser hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized

                                      5

   signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. The Adviser agrees that such telefax instructions shall be conclusive evidence of a Fund's Instruction to the Administrator to act or to omit to act.

   5.5 With respect to electronic mail transmissions through the Internet, the Adviser acknowledges that electronic mail is not a guaranteed method of delivery and may be susceptible to loss of information, errors, misdelivery, mistransmission, delivery delays (including without limitation, those resulting from BBH's systems, networks, processes or procedures), deletions in error (including without limitation, those resulting from BBH's systems, networks, processes or procedures), and unwanted access by third parties in such forms including, but not limited to, viruses, falsification, forgery and misuse of data. The Adviser agrees not to hold BBH liable for any losses incurred by any party resulting from or caused by the use of electronic mail to effect Instructions, including in relation to inaccuracies, incompleteness, or delays in receiving or the non-receipt of any electronic mail Instruction (including, without limitation, any of the foregoing caused by BBH's systems, networks, processes or procedures).

   5.6 Instructions given orally will not be confirmed in writing and the lack of such confirmation shall in no way affect any action taken by the Administrator in reasonable reliance upon such oral Instructions. The Adviser authorizes the Administrator to tape record any and all telephonic or other oral Instructions given to the Administrator by or on behalf of the Fund (including any of its officers, directors, trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities who is authorized to give Instructions on behalf of the Fund to the Administrator).

6. Expenses and Compensation. For the services to be rendered and the facilities to be furnished to each Fund by the Administrator as provided for in this Agreement, each Fund, severally and not jointly, shall pay the Administrator a fee based on such fee schedule as may from time to time be agreed upon in writing by the Adviser, the Fund and the Administrator. Additional services performed by the Administrator as requested by the Adviser or Fund shall be subject to additional fees as mutually agreed from time to time. In addition to such fee, the Administrator shall bill the Fund separately for any out-of-pocket disbursements of the Administrator with respect to services provided to such Fund based on an out-of-pocket schedule as may from time to time be agreed upon in writing by the Adviser, the Fund and the Administrator. The foregoing fees and disbursements shall be billed to each Fund by the Administrator and shall be paid promptly by direct debit process following approval by the Adviser of

                                      6

such monthly invoices to the Administrator. Each Fund hereby enters this Agreement solely for purposes of this Section 6, Section 12.4, Section 14 and
Section 15.

7. Standard of Care. The Administrator shall exercise reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. Further, the Administrator shall promptly notify the Adviser of any instance of improper performance, discrepancy, error, or violation of applicable law with respect to any Fund or the services hereunder that is reported to, or otherwise comes to the attention of, the Administrator. The Adviser shall review the services performed by the Administrator under this Agreement periodically, and shall promptly notify the Administrator of any instance of improper performance, discrepancy or error that comes to the attention of the Adviser.

8. General Limitations on Liability. Subject to the Administrator's obligations under Section 21, the Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform or delays in performance by postal or courier services or third-party information providers (including without limitation those listed on Appendix D).

   8.1 The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

          8.1.1 any Sovereign Event. A "Sovereign Event" shall mean any nationalization; expropriation; devaluation; revaluation; confiscation; seizure; cancellation; destruction; strike; act of war, terrorism, insurrection or revolution; or any other act or event beyond the Administrator's control;

          8.1.2 any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

          8.1.3 any provision of any order or judgment of any court of competent jurisdiction.

                                      7

   8.2 The Administrator shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of a Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties as provided in Section 3 hereof, including without limitation any error of judgment or mistake of law, except a damage, loss or expense directly resulting from the Administrator's willful malfeasance, bad faith or negligence in the performance of the Administrator's obligations and duties.

   8.3 The Administrator shall have no liability of any kind whatsoever for any damages arising out of services provided to the Funds by any other party prior to the commencement of the provision of services under this Agreement, except to the extent such damages directly result from the Administrator's willful malfeasance, bad faith or negligence in the performance of the its obligations and duties under this Agreement. For the avoidance of doubt, the Administrator undertakes no liability or obligations as to damages that arise from such prior events, errors or omissions. However, this provision shall not be read to diminish the standard of care applicable to the Administrator in providing its services hereunder. To the extent the Administrator becomes aware of any errors or omissions that are attributable to services provided by any other party prior to the commencement of services it will handle such situations with due care and communicate them to the Adviser. In no event and under no circumstances shall the Administrator or the Adviser be held liable to the other party for consequential or indirect damages, loss of profits, damage to reputation or business or any other special or punitive damages arising under or by reason of any provision of this Agreement or for any act or omissions hereunder, even if a party has been advised of the possibility of such damages or losses.

9. Specific Limitations on Liability. In addition to, and without limiting the application of the general limitations on liability contained in Section 8, above, the following specific limitations on the Administrator's liability shall apply to the particular administrative services provided to each Fund set forth on Appendix B hereto.

   9.1 Portfolio Compliance Monitoring. The compliance monitoring of the investments of each Fund with respect to investment restrictions and policies is subject to parameters that may vary over time and which may be beyond the control or knowledge of the Administrator. Consequently, the results of the monitoring as notified by the Administrator to the Adviser are to

                                      8

   be considered merely as an indication of possible non-compliance with the investment restrictions and policies of a Fund rather than an affirmative statement as to non-compliance with the investment restrictions and policies. Moreover, the Administrator may not detect a breach and consequently might not notify the Adviser thereof if information or data provided to it is inaccurate, incomplete or ambiguous. The Adviser acknowledges and agrees that each Fund shall remain responsible for complying with laws applicable to its investments, and the services provided by the Administrator in monitoring investment restrictions and policies shall not be deemed to be a delegation of the Fund's responsibility in this regard. In addition, the Adviser agrees that the Administrator shall not be liable for the accuracy or completeness of any information or data that CRD (as defined in Appendix B hereof) or any other compliance system provides in connection with such administrative compliance monitoring on any given date.

   9.2 Liability for Fund Accounting Services. Without limiting the provisions in Section 8 hereof, the Administrator's liability for acts, omissions, errors or delays relating to the determination of a Fund's net asset value per share ("NAV") shall include for purposes of Section 8 any direct damages suffered by shareholders in connection with the recalculation of NAV, together with such other reasonable costs incurred by the Adviser or Fund relating to the reprocessing of transactions or other corrective actions reasonably required to be taken by the Adviser or Fund as a result of such act, omission, error or delay. The Administrator's liability or accountability for such acts, omissions, errors or delays shall be further subject to clauses 9.2.1 through 9.2.4 below.

          9.2.1. The parties hereto acknowledge that the Administrator's causing an error or delay in the determination of NAV may, but does not in and of itself, constitute negligence or reckless or willful misconduct. The parties further acknowledge that in accordance with industry practice, the Administrator shall be liable and the recalculation of NAV shall be performed only with regard to errors in the calculation of the NAV that are greater than or equal to $.01 per share of a Fund. If a recalculation of NAV occurs, the Adviser agrees to take such reasonable action(s) so as to eliminate or minimize to the extent possible the liability of the Administrator, to the extent consistent with the Fund's then-current policies and taking into account SEC pronouncements with respect to analyzing the materiality of a NAV error.

          9.2.2. The Administrator shall not be held accountable or liable to the Adviser, any Fund, any shareholder or former shareholder thereof or any other person for any

                                      9

       delays or losses, damages or expenses any of them may suffer or incur resulting from (i) the Administrator's use of a third party service provider for the purpose of storing records delivered to the Administrator by the Fund and which the Administrator did not create in the performance of its obligations hereunder; (ii) the Administrator's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund, except to the extent the Administrator was negligent in relation to such failure; or (iii) any errors in the computation of NAV based upon or arising out of quotations or information as to corporate actions if received by the Administrator either (a) from a source which the Administrator was authorized to rely upon (including, but not limited to, the fair value pricing procedures of any Fund and those sources listed on Appendix D), (b) from a source which in the Administrator's reasonable judgment was as reliable a source for such quotations or information as such authorized sources and which was authorized by the Adviser or the Fund, or, if relevant information known to the Adviser or Fund which would impact the calculation of NAV was not communicated by the Adviser or the Fund to the Administrator. To the extent that Fund assets are not in the custody of the Administrator, the Administrator may conclusively rely on any reporting in connection with such assets provided to the Administrator by a third party authorized by the Fund for such purpose.

          9.2.3. In the event of any error or delay in the determination of such NAV for which the Administrator may be liable, the Adviser and the Administrator will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Administrator's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Administrator and the Adviser, the Administrator will consider such relevant factors as the amount of the loss involved, the Fund's desire to avoid loss of shareholder goodwill, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that

                                      10

       other parties providing services to the Fund that contributed to the error might be induced to absorb a portion of the loss incurred.

          9.2.4. With respect to Trade Date Accounting Information Reporting as described in Appendix B, the Adviser acknowledges that such information is provided at the specific request of the Adviser and that such information may be incomplete, unconfirmed or fail to reflect real-time share or cash availability, positions or projections. The Adviser acknowledges that it or the Fund is solely responsible for any investment decisions and that the Administrator makes no representations as to the completeness or accuracy of such information. The Adviser shall hold the Administrator harmless, except to the extent of the Administrator's gross negligence, for and from any expenses, losses or damages arising out of the provision of such information.

10. Indemnification. The Adviser hereby agrees to indemnify the Administrator against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, including following Instructions in accordance with Section 5, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties. The Administrator hereby agrees to indemnify the Adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Adviser in the performance of such obligations and duties. The provisions of this Section 10 shall survive the termination of this Agreement.

11. Reliance by the Administrator on Opinions of Counsel and Opinions of Certified Public Accountants. The Administrator may consult with its counsel at its own expense or, in consultation with the Adviser, the Fund's counsel, in any case where reasonably necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting reasonably and in good faith upon the advice of the Fund's counsel.

   The Administrator may consult with the Fund's Treasurer or, together with the Adviser, the Fund's independent public accountants, in any case where reasonably necessary or desirable. The

                                      11

Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting reasonably and in good faith upon the advice of such independent public accountant or of the Fund's Treasurer.

12. Termination of Agreement. This Agreement may be terminated by either party in accordance with the provisions of this Section.

   12.1 This Agreement will continue for a term of four (4) years unless terminated sooner in accordance with this Section 12.

   12.2 Termination for Material Breach. Either party may, without prejudice to its other rights or remedies, give written notice to the other party to terminate this Agreement where the other party is in material breach of this Agreement and the breach is not capable of remedy; or the breach is capable of remedy and the other party has failed to remedy the breach within thirty
   (30) days after receiving written notice requiring it to do so. The thirty
   (30) day period may be extended in the sole discretion of the party that has the right to terminate this Agreement under such circumstances.

   12.3 Other Grounds for Termination.

     a) Either party may, without prejudice to its other rights or remedies, give written notice to the other party to terminate this Agreement if:

        (i) the other party commences a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code");

        (ii) an involuntary case is commenced against the other party and the petition is not controverted within 30 days, or is not dismissed within 90 days, after commencement of the case;

        (iii) the other party becomes insolvent or bankrupt, or an order is made or a resolution passed for the liquidation, administration, winding-up of dissolution of the other party (other than for the purposes of a solvent amalgamation or reconstruction);

        (iv) an administrative or other receiver, manager, trustee, liquidator, administrator, conservator, custodian, or similar officer is appointed over all or any substantial part of the assets of the other party;

                                      12

        (v) the other party enters into or proposes any composition or arrangement with its creditors generally; or

        (vi) anything similar to the foregoing occurs in any applicable jurisdiction.

     b) Either party may give written notice to the other party to terminate this Agreement if:

        (i) a regulator with supervisory control over it directs it to terminate the agreement;

        (ii) a regulator withdraws the status of a Fund as a registered investment company; or

        (iii) a regulatory change has occurred that has or will render the continuing performance of the services by the Administrator a violation of applicable law.

     c) Either party may give written notice to terminate this Agreement for the fraudulent actions or fraudulent misrepresentations of the other party in connection with this Agreement.

     d) The Administrator or Adviser may give written notice to terminate this Agreement if there is a change in the control (as that term is defined in the 1940 Act) of the other party. The Adviser may terminate this agreement with respect to a Fund if the agreement that provides for the Adviser to furnish advisory services to that Fund is terminated other than due to a change in control of the Adviser. For the avoidance of doubt, this Section 12.3(d) shall not apply to a change in ownership of a Fund or the merger of a Fund into, or the consolidation of a Fund with, another entity, or the sale by a Fund of all, or substantially all, of its assets to another entity, in each case where the Adviser and Administrator are retained to continue providing services with respect to such Fund (or its respective successor) on substantially the same terms, or the liquidation or dissolution of a Fund and distribution of such Fund's assets.

     e) The Administrator and Adviser may terminate the Agreement by mutual written agreement. Further, the Adviser may terminate this Agreement as to a Fund in the event of the termination of the Fund, whether by merger, reorganization or liquidation.

                                      13

   12.4 Termination for Convenience. The Adviser, with the consent of the Fund, shall have the right to terminate this Agreement in its discretion upon at least six (6) months' written notice to the Administrator. In the event of such termination for convenience, the Fund shall pay the fee set out in Schedule A: "Termination Fee". The Termination Fee shall be payable by the Funds in addition to any other amount payable to the Administrator under this Agreement with respect to such termination, and shall not serve to limit or reduce any such other amounts. This Section 12.4 shall not apply to termination of this Agreement with respect to a Fund as a result of a change in ownership of a Fund or the merger or reorganization of a Fund into, or the consolidation of a Fund with, another entity, or the sale by a Fund of all, or substantially all, of its assets to another entity, in each case where the Adviser and Administrator are retained to continue providing services with respect to such Fund (or its respective successor) on substantially the same terms, or to the liquidation or dissolution of a Fund and distribution of such Fund's assets.

   12.5 Effective Time of Termination. The termination of this Agreement will take effect at the end of the relevant Termination Period, if any (as defined below).

   12.6 Notice of Termination, Termination Period. If either party intends to exercise any of its rights to terminate this Agreement it shall promptly give the other party written notice of its intention to do so. Where either party gives notice to terminate, the termination period shall be from the date notice is given until a date specified by the terminating party in the notice to terminate, being no sooner than 90 days prior to, no later than the date six (6) months after, the date that notice is given (the "Termination Period"), except that the Termination Period for a termination for convenience pursuant to Section 12.4 shall be consistent with the period described therein.

   12.7 Termination of this Agreement with respect to the services relating to any one particular Fund shall in no way affect the rights and duties of any party to this Agreement with respect to services relating any other Fund.

13. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except in the course of carrying out this Agreement (including, without limitation, disclosure to Agents appointed by the Administrator), shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly

                                      14

available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulator of the Administrator or any Agent, any regulatory authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by applicable law. Further, the Administrator shall maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Funds' shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, "personal information" shall mean an individual's first name and last name or first initial and last name in combination with any one or more of the following data elements that relate to such individual: (a) Social Security number; (b) driver's license number or state-issued identification card number; or (c) financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to such individual's financial account; provided, however, that "personal information" shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

14. Beneficiaries. The Adviser and Administrator acknowledge and agree that each Fund shall be a beneficiary of the representations, warranties, indemnities, covenants, agreements and undertakings of the Administrator under this Agreement.

15. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the parties with respect to the subject matter hereof, including without limitation the Administrative and Fund Accounting Agent Agreement between the Administrator and Pioneer Ibbotson Asset Allocation Series dated as of August 4, 2004. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

16. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

                                      15

17. Headings. The section headings in this Agreement are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions thereof.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles and each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts in the City of Boston and the federal courts located in the City of Boston. Each of the Administrator and the Adviser irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any of the aforesaid courts and any claim that any such action or proceeding has been brought in an inconvenient forum. Furthermore, each of the Administrator and the Adviser irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or related to this Agreement or the services contemplated hereby.

19. Notices. Notices and other writings delivered or mailed postage prepaid to the Adviser addressed to the Adviser at 60 State Street, Boston, MA 02109,
Attention: Head of Fund Administration, or to such other address as the Adviser may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA 02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

20. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Adviser and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Adviser or other third party shall have any rights under this Agreement except as provided herein and such rights are explicitly disclaimed by the parties.

21. Business Continuity. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Administrator's control, the Administrator shall take reasonable steps to minimize service interruptions. The Administrator shall enter into commercially reasonable arrangements as to provision for
(i) periodic back-up of the computer

                                      16

programs, files and data with respect to the services hereunder; and
(ii) emergency use of relevant software and other equipment as necessary to provide the services hereunder.

22. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Administrator shall be protected in relying on the photocopy or telefax until the Administrator has received the original of the Agreement.

23. Exclusivity. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

                           [signature page follows]

                                      17

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

The undersigned acknowledges that (I/we) have received a copy of this document .


BROWN BROTHERS HARRIMAN & CO.

By: ----------------------------------
Name: Thomas E. Berk
Title: General Partner
Date:

PIONEER INVESTMENT MANAGEMENT, INC.

By: ----------------------------------
Name: Mark D. Goodwin
Title: Executive Vice President and Chief Operating Officer
Date:

Solely for purposes of Section 6, Section 12.4, Section 14 and Section 15 hereof:


Each TRUST listed on Appendix A hereto,
on behalf of the Funds named therein

By: ----------------------------------
Name:
Title:
Date:

                                      18

                                  APPENDIX A
                                      TO
                        ADMINISTRATIVE AGENCY AGREEMENT

                            Dated as of March 5, 2012

The following is a list of Trusts and Funds for which the Administrator shall provide services (as those services are described in Appendix B). This Appendix A may be amended to include or delete Trusts, Funds or services provided an executed copy of such revised Appendix is provided to the Administrator:

Open-End Funds

                                                               Fund
                                                           Accounting /
                                                            Treasurer    SEC Yield  Segregation     Compliance      Direct
Trust                       Fund          Conversion Date    Support    Calculation  Reporting  SOI Monitoring Tax Treasury
-----                -------------------  ---------------  ------------ ----------- ----------- --- ---------- --- --------

Pioneer Bond Fund    Pioneer Bond Fund    March 5, 2012         X            X


Pioneer Emerging     Pioneer Emerging     March 5, 2012         X
Markets Fund         Markets Fund

Pioneer Equity       Pioneer Equity       March 5, 2012         X            X
Income Fund          Income Fund

Pioneer Equity       Pioneer Equity       March 5, 2012         X
Opportunity Fund     Opportunity Fund

Pioneer Fund         Pioneer Fund         March 5, 2012         X            X


Pioneer High Yield   Pioneer High         March 5, 2012         X            X           X
Fund                 Yield Fund

Pioneer Ibbotson     Pioneer Ibbotson     n/a                   X                                X      X       X     X
Asset Allocation     Aggressive
Series               Allocation Fund

                     Pioneer Ibbotson     n/a                   X                                X      X       X     X
                     Conservative
                     Allocation Fund

                     Pioneer Ibbotson     n/a                   X                                X      X       X     X
                     Growth
                     Allocation Fund

                     Pioneer Ibbotson     n/a                   X                                X      X       X     X
                     Moderate
                     Allocation Fund

                                      19

                                                               Fund
                                                            Accounting
                                                            / Treasurer  SEC Yield  Segregation     Compliance      Direct
Trust                        Fund          Conversion Date    Support   Calculation  Reporting  SOI Monitoring Tax Treasury
-----                --------------------- ---------------  ----------- ----------- ----------- --- ---------- --- --------

Pioneer              Pioneer Independence  March 5, 2012         X
Independence Fund    Fund

Pioneer Mid Cap      Pioneer Mid Cap       March 5, 2012         X
Value Fund           Value Fund

Pioneer Money        Pioneer Cash          March 5, 2012         X           X
Market Trust         Reserves Fund

Pioneer Real Estate  Pioneer Real Estate   March 5, 2012         X           X
Shares               Shares

Pioneer Research     Pioneer Research Fund March 5, 2012         X
Fund

Pioneer Series       Pioneer Oak Ridge     March 5, 2012         X
Trust I              Large Cap Growth Fund

                     Pioneer Oak Ridge     March 5, 2012         X
                     Small Cap Growth Fund


                     Pioneer Select Mid    March 5, 2012         X
                     Cap Growth Fund

Pioneer Series       Pioneer AMT-Free      March 5, 2012         X           X
Trust II             Municipal Fund

                     Pioneer Growth        March 5, 2012         X                       X
                     Opportunities Fund

Pioneer Series       Pioneer Cullen Value  March 5, 2012         X
Trust III            Fund

Pioneer Series       Pioneer Classic       March 5, 2012         X           X
Trust IV             Balanced Fund

                     Pioneer Government    March 5, 2012         X           X
                     Income Fund

                     Pioneer Multi-Asset   March 5, 2012         X           X           X
                     Income Fund

                                      20

                                                                Fund
                                                             Accounting
                                                             / Treasurer  SEC Yield  Segregation     Compliance      Direct
Trust                        Fund           Conversion Date    Support   Calculation  Reporting  SOI Monitoring Tax Treasury
-----                ---------------------  ---------------  ----------- ----------- ----------- --- ---------- --- --------

Pioneer Series       Pioneer Global Equity  March 5, 2012         X
Trust V              Fund

                     Pioneer High Income    March 5, 2012         X           X
                     Municipal Fund

                     Pioneer Disciplined    March 5, 2012         X
                     Growth Fund

                     Pioneer Disciplined    March 5, 2012         X
                     Value Fund

Pioneer Series       Pioneer Floating Rate  March 5, 2012         X           X
Trust VI             Fund

                     Pioneer Multi-Asset    March 5, 2012         X                       X
                     Real Return Fund

Pioneer Series       Pioneer Global High    March 5, 2012         X           X           X
Trust VII            Yield Fund

                     Pioneer Global         March 5, 2012         X           X
                     Aggregate Bond Fund

Pioneer Series       Pioneer International  March 5, 2012         X
Trust VIII           Value Fund

Pioneer Series       Pioneer Absolute       March 5, 2012         X           X
Trust X              Return Credit Fund

                     Pioneer Fundamental    March 5, 2012         X
                     Growth Fund

                     Pioneer Multi-Asset    March 5, 2012         X           X
                     Floating Rate Fund

Pioneer Short Term   Pioneer Short Term     March 5, 2012         X           X
Income Fund          Income Fund

Pioneer Strategic    Pioneer Strategic      March 5, 2012         X           X           X
Income Fund          Income Fund

Pioneer Value Fund   Pioneer Value Fund     March 5, 2012         X


                                      21

                                                                Fund
                                                             Accounting
                                                             / Treasurer  SEC Yield  Segregation        Compliance
Trust                        Fund           Conversion Date    Support   Calculation  Reporting  SOI    Monitoring Tax
-----                ---------------------  ---------------  ----------- ----------- ----------- ---    ---------- ---

Pioneer Variable     Pioneer Bond VCT       March 5, 2012         X           X
Contracts Trust      Portfolio

                     Pioneer Cullen Value   March 5, 2012         X
                     VCT Portfolio

                     Pioneer Emerging       March 5, 2012         X
                     Markets VCT Portfolio

                     Pioneer Equity Income  March 5, 2012         X
                     VCT Portfolio

                     Pioneer Fund VCT       March 5, 2012         X
                     Portfolio

                     Pioneer Growth         March 5, 2012         X                       X
                     Opportunities VCT
                     Portfolio

                     Pioneer High Yield     March 5, 2012         X           X           X
                     VCT Portfolio

                     Pioneer Ibbotson       n/a                   X                               X         X       X
                     Growth Allocation VCT
                     Portfolio

                     Pioneer Ibbotson       n/a                   X                               X         X       X
                     Moderate Allocation
                     VCT Portfolio

                     Pioneer Mid Cap Value  March 5, 2012         X
                     VCT Portfolio

                     Pioneer Real Estate    March 5, 2012         X
                     Shares VCT Portfolio

                     Pioneer Strategic      March 5, 2012         X           X           X
                     Income VCT Portfolio


                                             Direct
Trust                        Fund           Treasury
-----                ---------------------  --------

Pioneer Variable     Pioneer Bond VCT
Contracts Trust      Portfolio

                     Pioneer Cullen Value
                     VCT Portfolio

                     Pioneer Emerging
                     Markets VCT Portfolio

                     Pioneer Equity Income
                     VCT Portfolio

                     Pioneer Fund VCT
                     Portfolio

                     Pioneer Growth
                     Opportunities VCT
                     Portfolio

                     Pioneer High Yield
                     VCT Portfolio

                     Pioneer Ibbotson          X
                     Growth Allocation VCT
                     Portfolio

                     Pioneer Ibbotson          X
                     Moderate Allocation
                     VCT Portfolio

                     Pioneer Mid Cap Value
                     VCT Portfolio

                     Pioneer Real Estate
                     Shares VCT Portfolio

                     Pioneer Strategic
                     Income VCT Portfolio

                                      22

Closed-End Funds

                                                                 Fund
                                                              Accounting
                                                Conversion    / Treasurer  SEC Yield  Segregation        Compliance
Trust                            Fund              Date         Support   Calculation  Reporting  SOI    Monitoring Tax
-----                     -------------------  -------------- ----------- ----------- ----------- ---    ---------- ---

Pioneer Diversified High  Pioneer Diversified  May 2, 2012         X           X                   X         X       X
Income Trust              High Income Trust

Pioneer Floating Rate     Pioneer Floating     April 2, 2012       X           X                   X         X       X
Trust                     Rate Trust

Pioneer High Income Trust Pioneer High Income  April 2, 2012       X           X                   X         X       X
                          Trust

Pioneer Municipal High    Pioneer Municipal    May 2, 2012         X           X                   X         X       X
Income Trust              High Income Trust

Pioneer Municipal High    Pioneer Municipal    April 2, 2012       X           X                   X         X       X
Income Advantage Trust    High Income
                          Advantage Trust


                                                Direct
Trust                            Fund          Treasury
-----                     -------------------  --------

Pioneer Diversified High  Pioneer Diversified     X
Income Trust              High Income Trust

Pioneer Floating Rate     Pioneer Floating        X
Trust                     Rate Trust

Pioneer High Income Trust Pioneer High Income     X
                          Trust

Pioneer Municipal High    Pioneer Municipal       X
Income Trust              High Income Trust

Pioneer Municipal High    Pioneer Municipal       X
Income Advantage Trust    High Income
                          Advantage Trust

                                      23

                                  APPENDIX B

                        ADMINISTRATIVE AGENCY AGREEMENT

                                   SERVICES

The Administrator will provide the following services. Some Funds may receive only certain services described herein, in accordance with Appendix A to the Agreement.

   Fund Accounting Services

   The Administrator will provide the following fund accounting services each day that a Fund is open for business (each a "Business Day"): transaction processing and review, custodial reconciliation, securities pricing and investment accounting.

   Transaction Processing and Review. The Administrator shall input and reconcile each Fund's investment activity including with respect to:

       .  Investment tax lots

       .  Income

       .  Dividends

       .  Principal paydowns

       .  Capital activity

       .  Expense accruals

       .  Cash activity

       .  Corporate reorganizations and other corporate actions

   Custodial Reconciliation. The Administrator shall reconcile the following positions of each Fund against the records of the Custodian:

       .  Securities holdings

       . Cash including cash transfers, fees assessed and other investment related cash transactions

       .  Trade settlements

   Securities Pricing. The Administrator shall update each security position of each Fund as to the following:

       . Market prices obtained from approved sources including those listed on Appendix D or Fair Valuations obtained from an Authorized Person

       . Mark to market of non-base receivables/payables utilizing approved foreign exchange quotations as quoted in Appendix D

       . Mark to market of non-base currency positions utilizing the approved sources quoted in Appendix D or Fair Valuations obtained from an Authorized Person

   Investment Accounting. The Administrator shall provide the following investment accounting services as to each Fund:

       .  Amortization/accretion at the individual tax lot level

       .  General ledger entries

       .  Book value calculations

       .  Trade Date + 1 accounting

       . Calculation of Net Asset Value Per Share ("NAV") as of the close of business of the NYSE

                                      24

       .  Calculation of Fund monthly SEC yields

   Trade Date Accounting Information Reporting. The Administrator shall provide daily end of day accounting positions and ex-date-1 corporate actions transactions file based on the Administrator's fund accounting records and trades received from the Adviser and sub-advisers.

   Statement of Investments Preparation. The Administrator shall prepare one annual report and one semi-annual Statement of Investments.

   Trial Balance Reports. The Administrator shall prepare and deliver electronically Trial Balance reports to aid the preparation of Fund financial statements.

   Accounting Policies. Consult with the Funds' officers, independent accountants, legal counsel, custodian, distributor, and transfer agent in establishing the accounting policies of the Funds.

   Sarbanes-Oxley. Provide certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator.

   Segregation Reporting. Provide Segregation Reporting relating to certain fund investments and investment techniques, as applicable.

Compliance Monitoring Services

   Perform administrative compliance monitoring of the Funds with respect to the investment restrictions and policies as set forth in the Funds' current prospectus and statement of additional information provided to the Administrator by the Adviser and in the 1940 Act and applicable IRS rules and regulations, using certain manual and automated applications such as the Charles River Development "Compliance Master" Automated Compliance System ("CRD"). a system provided to the Administrator by an unaffiliated third party vendor. Changes to such objectives, policies and restrictions will be monitored as agreed in writing between the parties. The Administrator shall only perform post net asset value compliance monitoring.

   Each Fund shall remain ultimately responsible for ensuring compliance with its investment restrictions and policies and that assistance provided by the Administration in monitoring investment restrictions and policies shall not be deemed to be a delegation of this responsibility to the Administrator.

   In the event that the Administrator detects a possible non-compliance with the investment restrictions and policies applicable to a Fund, it shall promptly notify the Fund's Chief Compliance Officer thereof. In the event that the Adviser or any officers, employee or agent of the Fund detects a possible non-compliance with the investment restrictions and policies applicable to the Fund, it shall promptly notify the Administrator.

                                      25

Treasurer Support Services

    . Accumulate and prepare information, subject to approval by the Funds' Treasurer, for reports to the Funds' shareholders of record as set forth in Rule 30e-l under the 1940 Act and reports on Form N-CSR as required by Rule 30d-1 under the 1940 Act.

    .  Provide data for the calculation of dividends and distributions.

    . Consult with the Funds' Treasurer on financial matters relating to the Funds including without limitation dividend distributions, expense pro formas, expense accruals and other matters, including payment of expenses, as shall from time to time be agreed upon by the parties.

    . Assist the Fund's Treasurer in the preparation of quarterly reporting to the Fund's Board as required by applicable rules under the 1940 Act and in reporting to external databases such information as may reasonably be requested and as agreed between the Administrator and the Funds from time to time.

    .  Provide detailed audit packages for each Fund as mutually agreed upon.

    . Provide GainsKeeper with a daily transaction feed to calculate wash sales.

    .  Provide assistance in calculating QDI, DRD and FTC amounts.

    . Provide assistance with preparing confirmations for broker quoted securities during annual audit cycles.

Tax Services

   Assist the Fund's Treasurer with the Fund's federal, state and applicable local tax preparation and reporting, including the following:

    .  Preparation of fiscal and excise tax distribution calculations;

    .  Compute tax basis provisions for both excise and income tax purposes

    . Preparation and filing of federal state and any local income tax returns, including tax return extension requests;

    .  Preparation of shareholder year end reporting statements;

    . Provide the appropriate amounts and characterization of distributions declared during the calendar year for Forms 1099 reporting;

    . Periodically review and determine distributions to be paid to shareholders;

    . Consult with the Fund's Treasurer regarding potential passive foreign investment companies: and consult with the Fund's Treasurer on various tax issues as they arise and with the Fund's outside auditors when appropriate;

    . Prepare information for wash sales calculations for tax purposes using GainsKeeper for each Fund.

Direct Treasury Services

    . Subject to approval by the Funds' Treasurer, prepare the Funds' financial information regarding the Funds that will be included in the Funds' semi-annual and annual shareholder reports, Form N-Q reports, including footnote disclosures as applicable;

                                      26

    . Coordinate the audit of the Funds' financial statements by the Funds' independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports to the Board (or the Audit Committee of the Board) as the Board or the Audit Committee may reasonably request;

    . Prepare the Funds' periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A or Form N-2 (as the case may be), proxy statements and such other reports, forms or filings as may be mutually agreed upon;

    . Prepare the Funds' annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Funds' expenses, review calculations of fees paid to the Adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

    . Prepare and disseminate survey information for vendors and industry organizations, and, in the case of closed-end Funds, banks and ratings agencies.

Closed-End Fund Services

    . Prepare and furnish total return performance information for the Funds, including, if applicable, such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations;

    . Prepare such financial information and reports as may be required by any stock exchange on which the Funds' shares are listed;

    . Prepare such distribution calculations and related financial information as may be required to support any required Section 19(a) notices or income or capital gain distribution press releases;

    .  Prepare asset coverage testing for debt or equity leverage;

    . Prepare such financial information and reports as may be required by any banks from which the Funds borrow funds;

    . Prepare reports related to the Funds' preferred shares as required by ratings agencies;

    . Prepare and disseminate such financial information as required by the Funds' preferred shares auction agent information, including information related to the tax character of distributions to preferred shareholders;

    . Prepare such financial information and reports as may be required for implementation of any share purchase or dividend reinvestment programs as mutually agreed upon.

                                      27

                                  APPENDIX C

                        ADMINISTRATIVE AGENCY AGREEMENT

                          List of Authorized Persons*

* For specific authority by individual, please see the Authorized Persons Documentation Package, as amended from time to time.

                                       1

                                  APPENDIX D

                        ADMINISTRATIVE AGENCY AGREEMENT

                              AUTHORIZED SOURCES

The Adviser hereby acknowledges that the Administrator is authorized to use the following authorized sources and their successors and assigns for financial reporting, compliance monitoring, performance measurement, pricing (including corporate actions, dividends and rights offering), and foreign exchange quotations, to assist it in fulfilling its obligations under the aforementioned Agreement.

                                       2